AMENDMENT TO SECURITY AGREEMENT

This Amendment to Security Agreement is entered into as of August 30, 2012 (the “Amendment”) by and between VistaGen Therapeutics, Inc., a Nevada Corporation (the “Grantor”) and Platinum Long Term Growth VII, LLC, a Delaware limited liability company (together with its successors and assigns, the “Secured Party”).

RECITALS

WHEREAS, the Grantor and Secured Party are parties to a Security Agreement, dated July 2, 2012 (the “Security Agreement”), which Security Agreement grants to the Secured Party a continuing security interest in all assets of the Company (“Collateral”), to secure the repayment of a certain Secured Convertible Promissory Note dated July 2, 2012 in the principal amount of $500,000 (the “July Note”).  A copy of the Security Agreement is attached hereto as Exhibit A.

WHEREAS, on August 30, 2012, the Grantor issued to Secured Party an additional Secured Convertible Promissory Note (the “New Note”) in the aggregate principal amount of $750,000;

WHEREAS, as a condition precedent to the purchase of the New Note, the Secured Party requires a security interest in the Collateral to secure the repayment of all amounts due under the terms of the New Note, in addition to all amounts due under the terms of the July Note; and

WHEREAS, the Secured Party and the Company desire to amend the Security Agreement to include the New Note within the meaning of “Notes” as defined in the Security Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees to the Amendment, as set forth below.

1.

The following definition of “Note” as set forth in Section 1.2 of the Security Agreement is hereby amended and replaced in its entirety with the following:

“Notes” means that certain secured convertible promissory note in the principal amount of $500,000 issued by Grantor to Platinum Long Term Growth VII, LLC (“Platinum”), dated July 2, 2012, as well as the secured convertible promissory note in the principal amount of $750,000 issued by Grantor to Platinum, dated as of August 30, 2012, as such Notes may be amended, restated, supplemented or otherwise modified.

2.

All references to “Note” in the Security Agreement shall be deemed to refer to both Notes.

3.

All of the other terms and conditions of the Security Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, this Amendment is executed as of the day and year first written above.

ADDRESS:

VISTAGEN THERAPEUTICS, INC.

384 Oyster Point Blvd., Suite No. 8

South San Francisco, California 94080

By: /s/ Shawn K. Singh

Name:

Shawn K. Singh

Title:

Chief Executive Officer

ADDRESS:

PLATINUM LONG TERM GROWTH VII, LLC

152 West 57th Street, 4th Floor

New York, NY 10019

By: /s/ Michael M. Goldberg

Name:

Michael M. Goldberg

Title:

Duly Authorized Agent